Form 8K December 11, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2008

SmarTire Systems Inc.
(Exact name of registration as specified in its charter)

British Columbia, Canada	0-29248	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5781 Lee Boulevard, Suite 208, Box 243 Lehigh Acres, FL	33971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Completion of Acquisition or Disposition of Assets.

Sale of Assets

On December 11, 2008, SmarTire Systems, Inc. and its wholly owned subsidiaries SmarTire Technologies, Inc. and SmarTire USA, Inc. (collectively, the “Company”) completed the sale of substantially all of its business and assets, and certain of its liabilities to Bendix CVS Canada, Inc. and Bendix Commercial Vehicle Systems LLC (collectively, the “Buyer”).

On December 4, 2008, the Company and the Buyer had executed an Asset Purchase Agreement with respect to the asset sale.  The sale price was USD $2,500,000 cash at closing, plus an earn-out on future sales over a five year period following the closing, with minimum earn-out of USD $500,000. All or substantially all the proceeds of the sale will go to pay secured creditors.

The Asset Purchase Agreement calls for the Company to retain the right to receive future earn-out payments due pursuant to the Asset Sale, as well as the right to litigate certain of SmarTire’s TPMS related patents against two specific parties who are alleged to have infringed those patents.  The Company also retains certain operating liabilities, and all of the convertible debt and convertible preferred stock that was outstanding prior to the transaction.

Forward Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are typically identified by the words “anticipates”, “believes”, “expects”, “intends”, forecasts”, “plans”, “future”, “strategy”, or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward-looking statements.  SmarTire cautions that the foregoing factors are not exhaustive.   The Company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors, except as required by law.

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 11, 2008, in connection with the asset sale described herein, David Warkentin ended his service as Chief Executive Officer of the Company.  Mr. Warkentin will remain as a director of the Company.  Mr. Warkentin did not have any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. The Company does not currently have a Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SMARTIRE SYSTEMS INC.

Date: December 16, 2008                                                                   By:        /s/ David Dodge
David Dodge
Interim Chief Financial Officer